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Exhibit 13.1

Annual Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Prudential plc (the "Company"), does hereby certify, to such officer's knowledge, that:

        The Annual Report on Form 20-F for the year ended December 31, 2003 of the Company fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 18, 2004	By:	/s/ JONATHAN BLOOMER Name: Jonathan Bloomer Title: Group Chief Executive

May 18, 2004	By:	/s/ PHILIP BROADLEY Name: Philip Broadley Title: Group Finance Director

        A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

        The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 20-F or as a separate disclosure document.

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  Exhibit 13.1